Exhibit 10.5
THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     This Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions (“Third Amendment”), dated as of November 22, 2010, is made between PARK PLACE CONDO, LLC, an Iowa limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:
     A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated September 7, 2010 (“Original Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated October 20, 2010 (“First Amendment”) and that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated November 22, 2010 (“Second Amendment”) (the Original Agreement, the First Amendment and the Second Amendment shall be collectively referred to herein as the “Agreement”), for the purchase and sale of that certain real property located in the City of Des Moines, County of Polk and State of Iowa, consisting of one hundred forty-seven (147) condominium units, together with a percentage interest in common elements related thereto, certain land with a parking lot situated thereon, and other appurtenant rights, all as more particularly described in the Agreement (collectively, “Property”).
     B. Buyer and Seller now desire to extend the Due Diligence Period and to further amend the Agreement as set forth below. Except as otherwise expressly defined in this Third Amendment, all initially capitalized terms used in this Third Amendment have the same meanings as in the Agreement.
     THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
     1. Due Diligence Period. Notwithstanding anything to the contrary contained in the Agreement, the Due Diligence Period, as such term is defined in Section 6.4 of the Original Agreement, as extended pursuant to Section 2(b) of the First Amendment and Section 1 of the Second Amendment, is hereby further extended until 5:00 p.m. California time on December 13, 2010 (“Third Extended Due Diligence Period”). Accordingly, (i) all references to the “Due Diligence Period”, the “Extended Due Diligence Period” or the “Second Extended Due Diligence Period” throughout the Agreement shall refer to the “Third Extended Due Diligence Period”, and (ii) Buyer shall, if applicable, deposit the Additional Deposit (as defined in Section 3.1 of the Original Agreement) with Escrow Holder by 5:00 p.m. California time on December 20, 2010.
     2. Counterparts; Copies. This Third Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.

     3. Conflicts. If any conflict between this Third Amendment and the Agreement should arise, the terms of this Third Amendment shall control.
     4. Continuing Effect. There are no other amendments or modifications to the Agreement other than this Third Amendment. Except as expressly amended by this Third Amendment, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed.
     5. Authority. The individual(s) executing this Third Amendment on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Third Amendment.
     6. Attorneys’ Fees. In any action to enforce or interpret the provisions of this Third Amendment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs.
SIGNATURES ON NEXT PAGE

     NOW THEREFORE, the parties have executed this Third Amendment as of the date first written above.

SELLER:		BUYER:

PARK PLACE CONDO, LLC,		STEADFAST ASSET HOLDINGS, INC.,
an Iowa limited liability company		a California corporation

By:	/s/ Michael K. McKernan	By:	/s/ Dinesh Davar

Name:	Michael K. McKernan	Name:	Dinesh Davar

Its:	Manager	Its:	Chief Financial Officer

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